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G. Brad Beckstead
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Certified Public Accountant
                                                          3340 Wynn Road, Ste. B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax




January 17, 2003

RE: Ecom Corporation Form S-8 (Registration No. 0-26701)

To Whom It May Concern:

I hereby consent to the reference to my firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 9,000,000 Shares of Common Stock of Ecom Corporaton under the "Consulting and Marketing License Agreement" and the Ecom Corporation "2003 Non-Qualified Stock Option Agreement", and to the incorporation by reference therein of my report dated April 4, 2002, with respect to the financial statements of the Company included in its annual report and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,

/s/ G. Brad Beckstead, CPA
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    G. Brad Beckstead, CPA